                                                                    EXHIBIT 99.1


                    COVER-ALL TECHNOLOGIES INC. REPORTS THIRD
                         QUARTER 2007 OPERATING RESULTS

FAIRFIELD, NEW JERSEY (November 14, 2007) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced results of operations for the quarter ended September 30, 2007.

Revenues for the three months ended September 30, 2007 were $1,889,000 compared to $1,618,000 in the same period in 2006. For the nine months ended September 30, 2007, total revenues were $5,759,000 as compared to $4,995,000 in the same period in 2006. Net income (loss) for the three months ended September 30, 2007 was $2,000, or $0.00 per share, compared to $(353,000), or $(0.02) per share, in the same quarter of 2006. Net income (loss) for the nine months ended September 30, 2007 was $144,000, or $0.01 per share, compared to $(957,000), or $(0.06)
per share, in the same period of 2006.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "Cover-All's results of operations show continued year-over-year improvement, with double-digit revenue growth and positive earnings in the third quarter. On a year-to-date basis, our revenues are up by more than 15% and expenses are down by more than 5% over the first nine months of 2006. These results reflect our continued commitment to consistent growth, profitability and expense control.

"Our outlook for the fourth quarter of 2007 and fiscal year 2008 is very positive. We are in the process of delivering significant new functionality that has been contracted for by existing customers. We are also in the process of finalizing and implementing significant new customer agreements with delivery schedules in the fourth quarter of 2007 and into 2008. These engagements will not only have a very positive effect on earnings over time but also increase our visibility in the marketplace. Cover-All is establishing a reputation as a quality solution provider to the insurance industry with its leading edge My Insurance Center technology platform, outstanding people and a demonstrated ability to deliver.

"We are energized and excited by our progress and the opportunities that we have earned. We look forward to continued success in 2007 and 2008."

CONFIRMATION OF BUSINESS OUTLOOK

Based upon the information discussed above, the Company confirms its prior guidance that it expects to be profitable for the 2007 fiscal year.

This projection may be subject to risks and uncertainties (see the "Forward-Looking Statements" heading below) which could therefore cause actual results to differ from what is projected above.



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CONFERENCE CALL INFORMATION


The Company has scheduled a conference call for 11:00 a.m. EDT on Friday, November 16, 2007, at which time it will review results for the quarter ended September 30, 2007.

Teleconference Information: To participate in the Friday teleconference, dial 877-669-3047 (domestic) and 706-634-1767 (international). The conference ID# is 24693154.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
amassey@cover-all.com
---------------------


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The following is a summary of operating highlights for the three and nine months ended September 30, 2007 and 2006.

                   COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
                              OPERATING HIGHLIGHTS

                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                             SEPTEMBER 30,                      SEPTEMBER 30,
                                                    ----------------------------       ----------------------------
                                                        2007             2006              2007             2006
                                                    -----------      -----------       -----------      -----------
                                                            (unaudited)                        (unaudited)
REVENUES:
     Licenses                                       $   269,000      $   179,000       $   764,000      $   579,000
     Maintenance                                        775,000          891,000         2,419,000        2,569,000
     Professional Services                              460,000          232,000         1,422,000          899,000
     Application Service Provider Services              385,000          316,000         1,154,000          948,000
                                                    -----------      -----------       -----------      -----------

     TOTAL REVENUES                                   1,889,000        1,618,000         5,759,000        4,995,000
                                                    -----------      -----------       -----------      -----------

COST AND EXPENSES:
     Cost of Sales                                    1,348,000        1,301,000         3,986,000        3,875,000
     Research and Development                           107,000           94,000           291,000          362,000
     Sales and Marketing                                154,000          238,000           445,000          710,000
     General and Administrative                         271,000          294,000           843,000          874,000
     Other Expense (Income), Net                             --           (1,000)               --           (2,000)
     Interest Expense, Net                                7,000           45,000            50,000          133,000
                                                    -----------      -----------       -----------      -----------

     TOTAL COSTS AND EXPENSES                         1,887,000        1,971,000         5,615,000        5,952,000
                                                    -----------      -----------       -----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES                   $     2,000      $  (353,000)      $   144,000      $  (957,000)
                                                    -----------      -----------       -----------      -----------

INCOME TAX EXPENSE                                           --               --                --               --
                                                    -----------      -----------       -----------      -----------

NET INCOME (LOSS)                                   $     2,000      $  (353,000)      $   144,000      $  (957,000)
                                                    -----------      -----------       -----------      -----------

BASIC EARNINGS (LOSS) PER COMMON SHARE              $      0.00      $     (0.02)      $      0.01      $     (0.06)
                                                    ===========      ===========       ===========      ===========

DILUTED EARNINGS (LOSS) PER COMMON SHARE            $      0.00      $     (0.02)      $      0.01      $     (0.06)
                                                    ===========      ===========       ===========      ===========


Note: Numbers may not sum due to rounding